            EXHIBIT 5     OPINION OF MULDOON MURPHY & FAUCETTE LLP

                  [LETTERHEAD OF MULDOON MURPHY & FAUCETTE LLP]


                                  March 9, 2001



Board of Directors
DutchFork Bancshares, Inc.
1735 Wilson Road
Newberry, South Carolina 29108

            Re: DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan for Offer and Sale of 218,477 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by DutchFork Bancshares, Inc., a Delaware corporation, (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 218,477 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan (herein referred to as the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Newberry Federal Savings Bank.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

      The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

      (a) Subsections C.3 and C.6 of Article IV which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article IV,

Board of Directors
March 9, 2001
Page 2


            to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

      (b)   Article IX which  authorizes the Board to consider the effect of any
            offer  to  acquire   the  Company  on   constituencies   other  than
            stockholders in evaluating any such offer.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

      We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                      Very truly yours,

                                      /s/ Muldoon Murphy & Faucette LLP

                                      MULDOON MURPHY & FAUCETTE LLP